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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pool Energy Services Co. on Form S-4 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Houston, Texas

May 28, 1998